Exhibit 99.1

              Sonic Solutions Updates Financial Guidance

    NOVATO, Calif.--(BUSINESS WIRE)--Feb. 8, 2006--Sonic Solutions(R) (NASDAQ:SNIC) management provided updated financial guidance during its fiscal third quarter 2006 earnings conference call today.
    For the Fiscal Year ending March 31, 2007, Company management expects, consistent with previous guidance, that revenues will grow on a year-over-year basis by between 20% to 25%, and that Sonic will continue to be significantly profitable with a target operating margin between 25% and 30% of revenues. Management stated that the Company should continue to exhibit a pronounced seasonal revenue pattern, with the June and September quarters relatively lighter versus the December and March quarters.
    For the quarter that will end on March 31, 2006, management expects revenues and earnings to be roughly equal to the revenue and earnings results that the Company reported for the quarter ending December 31, 2005.
    All guidance numbers are based upon U.S. generally accepted accounting principles.

    About Sonic Solutions

    Sonic Solutions (NASDAQ:SNIC) ( http://www.sonic.com ) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.
    Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with personal computers ("PCs"), after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

    Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's third quarter ended December 31, 2005 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal quarter ending March 31, 2006, the fiscal year ending March 31, 2006 and the fiscal year ending March 31, 2007; the gross margin, operating margin, effective tax rate and cost of compliance with the Sarbanes-Oxley Act of 2002, as amended ("SOX"), assumed for the guidance; and views regarding the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, as well as by deepening OEM relationships, mobile entertainment developments, on-demand media business molds and next-generation high definition formats. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, Sonic's ability to successfully complete its integration of Roxio's Consumer Software Division and former employees into Sonic's business and realize the anticipated synergies and cost savings from the acquisition; the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of SOX compliance or business expansion; loss of significant customers or suppliers; risks related to acquisitions and international operations; costs associated with the defense of litigation and intellectual property claims; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.



    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             Fax: 415-893-8008
             clay_leighton@sonic.com
             or
             StreetSmart Investor Relations
             Brooke Deterline, 415-893-7824
             Anne Leschin, 415-775-1788
             investinsonic@sonic.com